Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2011, on the financial statements and internal control over financial reporting of AspenBio Pharma, Inc., which report appears in the Annual Report on Form 10-K of AspenBio Pharma, Inc. for the year ended December 31, 2010, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.
Denver, Colorado
May 13, 2011